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                                                                   Exhibit 5.1



                               December 12, 1996




PhoneTel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, Ohio 44115-1601

          Re:  PhoneTel Technologies, Inc.
               Registration Statement on Form SB-2
               (No. 333-13767)
               -----------------------------------

Ladies and Gentlemen:

        I am Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of PhoneTel Technologies, Inc., an Ohio corporation (the "Company"). I am providing the opinions set forth herein in connection with the preparation of a registration statement on Form SB-2 (No. 333-13767), which was filed by the Company with the Securities and Exchange Commission (the "Commission") on October 9, 1996, Amendment No. 1 thereto, which was filed with the Commission on November 18, 1996 and Amendment No. 2 thereto, which is being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

        The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of Common Stock of the Company, par value $.0l per share (the "Common Stock"), having an aggregate maximum offering price of $31,250,000, and the sale of (i) 6,250,000 shares of Common Stock by the Company (or such other number of shares of Common Stock such that the aggregate gross proceeds to the Company equals $25.0 million) (such shares being sold by the Company referred to herein as the "Primary Firm Shares"); (ii) up to 937,500 shares of Common Stock (or, if the


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PhoneTel Technologies, Inc.
December 12, 1996
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number of Primary Firm Shares is different than 6,250,000, such number of shares that is equal to 15% of the Primary Firm Shares being sold) subject to an option given to the Underwriters (as defined below) by the Company solely to cover over-allotments, if necessary (the "Primary Option Shares" and together with the Primary Firm Shares, the "Primary Shares"); and (iii) up to 500,000 shares of Common Stock (the "Secondary Shares") by certain shareholders of the Company (the "Selling Shareholders")(the Primary Shares and the Secondary Shares, together with any additional shares to be sold by the Company as Primary Shares or by the Selling Shareholders as Secondary Shares and registered on a registration statement filed by the Company pursuant to Rule 462(b) under the Act, are collectively referred to herein as the "Shares"), to the public through a syndicate of underwriters in a firm commitment public offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") in the form filed herewith as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, the Selling Shareholders and Southcoast Capital Corporation, acting on behalf of itself and the several Underwriters named therein (the "Underwriters").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Act.

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the form of the Underwriting Agreement; (iii) the Company's Articles of Incorporation, as in effect as of the respective issue dates of the Secondary Shares and as of the date hereof; (iv) the Company's Amended and Re-stated Code of Government Regulations, as in effect as of the respective issue dates of the Secondary Shares and as of the date hereof; (v) the resolutions of the Board of Directors of the Company relating to among other things, the issuance of the Primary Shares and the Secondary Shares and the registration of the Shares under the Act, and drafts of certain resolutions (the "Draft Resolu-


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PhoneTel Technologies, Inc.
December 12, 1996
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tions") of the Special Committee of the Board of Directors of the Company
(the "Special Committee"); (vi) the form of a specimen certificate representing the Shares; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        I am admitted to practice law in the State of Ohio and I do not purport to be an expert on any law other than the laws of the State of Ohio and the laws of the United States of America. I do not express any opinion as to the laws of any other jurisdiction.

        Based upon and subject to the foregoing, I am of the opinion that:



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PhoneTel Technologies, Inc.
December 12, 1996
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        1. When (i) the Registration Statement becomes effective, (ii) the
Draft Resolutions have been approved by the Special Committee which approves the price at which the Primary Shares are sold to the Underwriters pursuant to the Underwriting Agreement, (iii) the Underwriting Agreement has been duly executed and delivered, and (iv) the certificates representing the Primary Shares in the form of the specimen certificates examined by me have been manually signed by an authorized officer of the transfer agent and registrar, and delivered to and paid for by the Underwriters (at a price per share not less than the per share par value of the Common Stock), as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized by all requisite corporate action on the part of the Company, and the Primary shares will be validly issued, fully paid and nonassessable.

        2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. I further consent to the incorpora-tion of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of my name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, I do not admit that I come









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PhoneTel Technologies, Inc.
December 12, 1996
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within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ Tammy L. Martin, Esquire

                                       Tammy L. Martin, Esquire
                                       Executive Vice President,
                                       Chief Administrative Officer,
                                       General Counsel and Secretary of
                                       PhoneTel Technologies, Inc.